EXHIBIT 10.5

PROMISSORY NOTE	International Bank of Commerce

Principal	Loan Date	Maturity	Loan Number	Officer	Initial
$7,354,420.99	5/5/2023	7/29/2027	1605821438	Kenneth Skillman

Borrower(s):	Greystone Logistics, Inc.
	Greystone Manufacturing, L.L.C.	Lender: International Bank of Commerce

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned, jointly and severally, (hereinafter “Borrower”, whether one or more) promise to pay to the order of International Bank of Commerce (hereinafter “Lender”), at 3817 NW Expressway, Suite 100, Oklahoma City, Oklahoma 73112, or such other address as Lender may specify from time to time, the sum of Seven Million Three Hundred Fifty Four Thousand Four Hundred Twenty Dollars and Ninety Nine Cents ($7,354,420.99), in legal and lawful money of the United States of America, with interest as it accrues on the outstanding principal balance from date of advance of such principal until paid.

The interest rate shall be floating at 0.5% per annum above the New York Prime Rate (Prime Rate) (as described below) as it fluctuates from time to time; provided, however, that in no event shall the rate of interest to be paid on the unpaid principal of this Note be less than 7.75% per annum, nor more than the maximum legal rate allowed by applicable law. The starting interest rate on this Note shall be 8.75% per annum. The rate of interest due hereunder shall be recomputed as of the date of any change in the Prime Rate.

The NEW YORK PRIME RATE shall mean the annual lending rate of interest announced from time to time by the JP Morgan Chase & Co., New York, New York, as its prime rate. If the New York Prime Rate has been selected as the Prime Rate and if, thereafter, a prime rate is not announced by JP Morgan Chase & Co., New York, New York, then the International Bank of Commerce Prime Rate minus one percent (1%) shall be the Prime Rate.

The INTERNATIONAL BANK OF COMMERCE PRIME RATE shall mean the annual lending rate of interest announced from time to time by International Bank of Commerce, as its prime rate.

Use of the term Prime Rate is not to be construed as a warranty or representation that such rate is more favorable than another rate or index, that rates on other loans or credit facilities may not be based on other indices or that rates on loans to others may not be made below such prime rate.

At Lenders sole discretion, any interest rate increase will take the form of higher periodic payments, a greater balloon payment (if applicable), and/or an increase in the number of periodic payments. The periodic payment amount will not increase more than once per month, with no limitation on such increase. Any new periodic payment amount will be due and payable only after timely and proper notice of such new payment amount from Lender. This paragraph is inapplicable if the maturity of the outstanding indebtedness under this Note is accelerated and/or demanded in full.

MULTIPLE ADVANCE NON-REVOLVING

1. Note. This Note is a multiple advance non-revolving credit facility for the Borrower. Borrower acknowledges that the original principal amount of this Note as stated therein has been advanced to Borrower at the time of execution of the Note or may be advanced at various times to Borrower by Lender. As used herein, the term Loan Documents means, collectively, this Note and any other document or instrument executed in connection with this Note by Borrower, any guarantor of this Note, and any party pledging property as security for the repayment of this Note (Pledgor).

2. Principal and Interest. Borrower shall be obligated to repay only that portion of the principal amount which has actually been advanced and not repaid, and interest shall accrue as set forth in this Note on the unpaid outstanding principal balance from date of the advance of such principal until repaid. All advances are subject to the conditions set forth herein and in all other Loan Documents and agreements between the parties hereto.

3. Advances. The advances shall be made pursuant to and subject to the terms and conditions hereof and of the other Loan Documents and agreements between the parties, and if and only if (i) all conditions precedent to an advance have been fulfilled,

(ii) there has been no Event of Default which is continuing, and (iii) the aggregate amount of the outstanding unpaid principal on this Note, plus the amount of any prior advances of principal, whether or not repaid, plus the amount of any and all pending requests for an advance, plus the amount of any and all advances in process, plus the amount of any and all advances that have been authorized, plus all accrued and unpaid interest and accrued and unpaid late charges, and plus any amounts advanced by Lender on Borrower’s behalf, does not exceed the original principal balance of the Note. Borrower, may at any time, and from time to time, pay the outstanding unpaid balance of the Note, or a portion thereof, and all accrued and unpaid interest due. The non-revolving feature of this Note expires on, and no additional advances of principal will be made after, Final Maturity.

4. Continuation of Lien. Lender and Borrower contemplate that by reason of payments of this Note, there may be times when no indebtedness is owing on the Note, but notwithstanding such occurrences, this Note, all liens securing this Note, and the other Loan Documents shall remain in full force and effect unless same be released in writing by Lender, at the request of Borrower or the Pledgor of the property subject to the lien or liens.; otherwise this Note and the other Loan Documents and all liens securing same shall remain in full force and effect to secure any and all advances, and any other indebtedness of Borrower, regardless of any additional security that may be taken as collateral for the repayment of any future indebtedness, and shall be unaffected by any renewals, extensions, rearrangements, modifications and/or partial releases hereunder.

The indebtedness evidenced by this Note was evaluated, analyzed and ultimately priced based upon (i) Borrower’s representation that it would establish and maintain its primary deposit relationship with Lender, and/or (ii) the entire banking relationship between Borrower and Lender. Therefore, (i) if Borrower’s primary deposit relationship is not established and maintained with Lender, and/or (ii) if there is a material adverse change in the deposit relationship between Borrower and Lender, then Lender, in its sole and absolute discretion, may, after ninety (90) days written notice, increase the interest rate charged in connection with this credit facility by up to 2% above the interest rate as set forth above, as it may float from time to time.

To secure payment of this Note, and, to the extent allowed by law, all other indebtedness which may at any time be owing by the Borrower, or any of them, Borrower hereby grants to Lender a security interest and lien on the following collateral (collectively, the “Collateral”): Blanket All Assets UCC

Borrower agrees to take adequate care of the Collateral and to insure the Collateral with a company satisfactory to Lender, for such risks and/or hazards, and in such amounts as Lender directs. If Borrower fails to furnish Lender with proof of required insurance coverage, Lender shall have the authority to purchase insurance (including single interest insurance, which may provide protection only for Lender) and add the premium for such insurance, together with interest at the rate set forth above, to the balance of this Note.

Interest shall be calculated on a 360-day factor applied on a 365-day year or a 366-day year, in the event that the year is a leap year, on the unpaid principal to the date of each installment paid; provided, however, that in the event the interest rate reaches the maximum rate allowed by applicable law, said maximum legal rate shall be computed on a full calendar year 365/365 days basis or on a 366/366 days basis, in the event that the year is a leap year. The interest charged and herein contracted for will not exceed the maximum rate allowed by law.

To the extent allowed by law, any and all matured unpaid amounts will bear interest computed on a full calendar year 365/365 days basis, or on a 366/366 days basis in the event that the year is a leap year, at the maximum legal rate of interest allowed by applicable state law, unless federal law allows a higher interest rate, in which case Borrower agrees to pay the rate allowed by federal law. If applicable state or federal law does not set a maximum rate of interest for matured unpaid amounts, then Borrower agrees that the maximum rate for such amounts shall be eighteen percent (18%) per annum.

To the extent allowed by law, as the late payment charge under this Note, Lender may in its sole discretion (i) increase the interest on the principal portion of any payment amount that is not received by the payment due date to the maximum rate allowed by law, computed on a full calendar year basis from the payment due date until paid, or (ii) should any payment not be made within ten (10) days from the due date, require Borrower to pay a one time “late charge” per late payment equal to five percent (5%) of the amount of the past due principal and interest of such payment, with a minimum of $10.00 and a maximum of

$1,500.00 per late payment. The “late charge” may be assessed without notice, and shall be immediately due and payable. No late charge will be assessed on any payment which is current and is a full payment of principal and/or interest then due regardless of whether late charge(s) are due for any prior payments. This paragraph is inapplicable if the outstanding indebtedness under the Note is accelerated and/or demanded in full.

Notwithstanding anything contained herein to the contrary, if the Loan is subject to the provisions of 24 Code of Federal Regulations Part 201 (Title 1 Property Improvement and Manufactured Home Loans), then the late charge provisions of this paragraph shall be applicable to the exclusion of any other late charge and/or default interest provisions in any instrument relating to any past due installment of principal and/or interest due under this Note. Borrower agrees to pay to Lender a late charge for installments of principal and interest which are in arrears for fifteen (15) calendar days or more. The late charge shall be in an amount equal to the lesser of: (a) five percent (5%) of each late installment of principal and interest, up to a maximum of $10.00 per installment for any property improvement loan and $15.00 per installment for any manufactured home loan, or (b) the maximum amount permitted by applicable federal or state law. The sum of such late charges plus the interest charged under this Note and other charges deemed interest by law shall be limited to the maximum nonusurious amount permitted by applicable federal or state law. This paragraph is inapplicable if the outstanding indebtedness under this Note is accelerated and/or demanded in full.

The outstanding and unpaid principal of this Note and all accrued and unpaid interest are payable immediately upon demand, or if no demand is made, then such sums are payable as follows:

NUMBER OF PAYMENTS	FREQUENCY	AMOUNT OF PAYMENTS	WHEN PAYMENTS ARE DUE
50	Monthly	$127,954.34 Principal with Interest Included	Beginning May 29, 2023
1	Final	Principal balance plus accrued and unpaid interest	At Final Maturity

FINAL MATURITY DATE: July 29, 2027

Each payment shall be applied as of its scheduled due date and in the order of application as the Lender in its sole discretion may from time to time elect.

All outstanding unpaid principal, all accrued and unpaid interest, and all fees, accrued and unpaid late charges, and/or other charges incurred by, or for the benefit of, Borrower in connection with this Note which remain due and owing on the Final Maturity Date are due and payable on such date.

Lender may, at its discretion, adjust the amount of periodic payments described above to ensure that the remaining payments will fully amortize the principal of this Note by the Final Maturity Date, or, if the payment schedule provides for a Balloon Payment (as hereinafter defined), Lender may adjust the amounts of remaining periodic payments so that the Agreed Amortization Amount (as hereinafter defined) will not be reduced. As used herein, (i) the term “Balloon Payment” means a payment of principal (together with any accrued unpaid interest) required on the Final Maturity Date when the scheduled periodic payments do not fully amortize the principal hereof by the Final Maturity Date, and (ii) the term “Agreed Amortization Amount” means the amount of principal that will be repaid prior to the Final Maturity Date assuming all initially scheduled payments are made in a timely manner and the interest rate in effect on the date hereof does not change. Any new monthly payment will be paid from the first monthly payment date after the change date until the amount of the monthly payment changes again.

THIS OBLIGATION HAS THE FOLLOWING DEMAND FEATURE:

At any time, and from time to time, whether prior to and/or during said scheduled payment dates, Lender may, in its sole and absolute discretion, reschedule, rearrange and/or accelerate, in whole or in part, the outstanding and unpaid principal balance, and all accrued and unpaid interest and all accrued and unpaid late charges under this Note. Borrower agrees and promises to pay Lender immediately all accelerated unpaid principal and all accrued and unpaid interest on such principal, and all accrued and unpaid late charges. No notice of intent to accelerate shall be required of Lender and Borrower expressly waives any right to notice of Lender’s intent to accelerate. The foregoing right to make demand for immediate payment of this Note, in whole or in part, may be exercised by Lender for any reason whatsoever, whether or not Borrower is in default hereunder and in advance of the Final Maturity Date.

THIS OBLIGATION HAS A BALLOON PAYMENT PROVISION:

THIS LOAN IS PAYABLE IN FULL ON THE FINAL MATURITY DATE SET FORTH HEREIN IF NO PRIOR DEMAND HAS BEEN MADE. ON THE FINAL MATURITY DATE YOU MUST REPAY THE ENTIRE OUTSTANDING UNPAID PRINCIPAL BALANCE, ALL ACCRUED AND UNPAID INTEREST, AND ALL FEES, LATE CHARGES, AND/OR OTHER CHARGES INCURRED BY, OR ON BEHALF OF, BORROWER IN CONNECTION WITH THIS LOAN, WHICH REMAIN UNPAID. LENDER IS UNDER NO OBLIGATION TO REFINANCE THE LOAN, OR ANY PORTION THEREOF, AT THAT TIME. YOU WILL THEREFORE BE REQUIRED TO MAKE PAYMENT OUT OF OTHER ASSETS YOU MAY OWN, OR YOU WILL HAVE TO FIND A LENDER, WHICH MAY BE THIS LENDER, WHICH AGREES TO LEND YOU THE MONEY TO REFINANCE. IF YOU REFINANCE THIS LOAN AT MATURITY, YOU MAY HAVE TO PAY SOME OR ALL OF THE CLOSING COSTS NORMALLY ASSOCIATED WITH A NEW LOAN, EVEN IF YOU OBTAIN REFINANCING FROM THIS LENDER.

The occurrence of any of the following events shall constitute an event of default (“Event of Default”) under this Note:

(a) Borrower fails to pay any of the indebtedness evidenced by this Note when the same shall become due and payable; or

(b) Borrower (i) fails to perform any of Borrower’s other obligations under this Note or the other Loan Documents, or any other event of default or breach occurs under this Note or the other Loan Documents, or (ii) to the extent allowed by law, and except as to loans for homestead, homestead equity, home equity lines of credit, and/or household or other consumer goods, fails to perform any of Borrower’s obligations under any other promissory note, security agreement, loan agreement or other agreement between Lender and Borrower or any other event of default or breach occurs thereunder; or

(c) any (i) statement, representation or warranty made by Borrower in this Note, the other Loan Documents, or in any other agreement between Lender and Borrower, or (ii) any information contained in any financial statement or other document delivered to Lender by or on behalf of Borrower contains any untrue statement of a material fact or omits to state a material fact necessary to make the statement, representation or warranty therein not misleading in light of the circumstances in which they were made; or

(d) Borrower: (i) dies or becomes physically or mentally incapacitated; or (ii) in the case of a Borrower who is not a natural person, dissolves, terminates or in any other way ceases to legally exist or has its entity powers or privileges suspended or revoked for any reason; or (iii) makes an assignment for the benefit of creditors, or enters into any composition, marshalling of assets or similar arrangement in respect of its creditors generally; or (iv) becomes insolvent or generally does not pay its debts as such debts become due; or (v) conceals, removes, or permits to be concealed or removed, any part of Borrower’s property, with intent to hinder, delay or defraud its creditors or any of them, or makes or suffers a transfer of any of Borrower’s property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law, or makes any transfer of Borrower’s property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or

(e) a trustee, receiver, agent or custodian is appointed or authorized to take charge of any property of Borrower for the purpose of enforcing a lien against such property or for the purpose of administering such property for the benefit of its creditors; or

(f) an order (i) for relief as to Borrower is granted under Title 11 of the United States Code or any similar law, or (ii) declaring Borrower to be incompetent is entered by any court; or

(g) Borrower files any pleading seeking, or authorizes or consents to, any appointment or order described in subsections (e) or (f) of this paragraph above, whether by formal action or by the admission of the material allegations of a pleading or otherwise; or

(h) application is made for or there is an enforcement of any lien, levy, seizure, garnishment or attachment of any property of the Borrower for the purposes of collecting a lawful debt; or

(i) any action or proceeding seeking any appointment or order described in subsections (e) or (f) of this paragraph above is commenced without the authority or consent of Borrower, and is not dismissed within thirty (30) days after its commencement; or

(j) Borrower shall become involved (whether as plaintiff or defendant) in any material litigation (including, without limitation, matrimonial litigation) or arbitral or regulatory proceedings that, if determined adversely to Borrower, could materially and adversely affect Borrower’s financial position, or could affect Borrower’s ability to repay the indebtedness evidenced by this Note, or could adversely affect the Collateral or any portion thereof or Lender’s security interest therein; or

(k) Borrower, in Lender’s opinion, has suffered a material change in financial condition which, in Lender’s opinion, impairs the ability of Borrower to repay the indebtedness evidenced by this Note or to properly perform Borrower’s obligations under this Note or the other Loan Documents; or

(l) any of the events or conditions described in subsections (d) through (k) of this paragraph above happen to, by or with respect to any pledgor of the Collateral or to any guarantor or other Obligor of the Note; or

(m) Lender believes, as a result of any material change in condition whether or not described herein, that Lender will be adversely affected, that this Note is inadequately secured, or that the prospect of payment of any of the indebtedness evidenced by this Note or performance of any of Borrower’s obligations under the Loan Documents is impaired, or

(n) to the extent allowed by law, and except as to loans for homestead, homestead equity, home equity lines of credit, and/or household or other consumer goods, as to each Borrower with regard to any other credit facility with any other lender, any monetary default and/or any non-monetary default occurs which results in acceleration of the indebtedness by any such other lender; and each Borrower agrees to notify Lender of any such default within fifteen (15) days after the occurrence of the default.

Upon the occurrence of an Event of Default, Lender may, at its option, without notice to Borrower or any other Obligor except as otherwise expressly agreed by Lender in writing, declare the following amounts (or any portion thereof) at once due and payable (and upon such declaration, the same shall be at once immediately due and payable and may be collected forthwith), whether or not there has been a prior demand for payment and regardless of the stipulated date of maturity: (i) the remaining unpaid principal balance of this Note outstanding, (ii) the accrued and unpaid interest under this Note, (iii) the accrued and unpaid late charges under this Note, (iv) any Swap Related Loss Lender is entitled to collect as hereinafter provided, (v) all other sums advanced or otherwise payable under this Note or any other Loan Document and owed by Borrower to Lender and all interest thereon, and (vi) any other indebtedness of Obligor the repayment of which is secured by one or more of the Loan Documents.

Borrower and Lender intend that the loan evidenced by this Note (the “Loan”) shall be in strict compliance with applicable usury laws. If at any time any interest contracted for, charged, or received under this Note or otherwise in connection with the Loan would be usurious under applicable law, then regardless of the provisions of this Note or the documents and instruments evidencing, securing or otherwise executed in connection with the Loan or any action or event (including, without limitation, prepayment of principal hereunder or acceleration of maturity by the Lender) which may occur with respect to this Note or the Loan, it is agreed that all sums determined to be usurious shall be immediately credited by the Lender as a payment of principal hereunder, or if this Note has already been paid, immediately refunded to the Borrower. All compensation which constitutes interest under applicable law in connection with the Loan shall be amortized, prorated, allocated and spread over the full period of time any indebtedness is owing by Borrower and/or of the term of the Loan, whichever is longer, to the greatest extent permissible without exceeding the applicable maximum rate allowed by applicable law in effect from time to time during such period.

IN THE EVENT ANY ITEM, ITEMS, TERMS OR PROVISIONS CONTAINED IN THIS INSTRUMENT ARE IN CONFLICT WITH THE APPLICABLE STATE OR FEDERAL LAW, THIS INSTRUMENT SHALL BE AFFECTED ONLY AS TO ITS APPLICATION TO SUCH ITEM, ITEMS, TERMS OR PROVISIONS, AND SHALL IN ALL OTHER RESPECTS REMAIN IN FULL FORCE AND EFFECT. IT IS UNDERSTOOD AND AGREED THAT IN NO EVENT AND UPON NO CONTINGENCY SHALL THE BORROWER OR ANY PARTY LIABLE HEREON, OR HEREFOR BE REQUIRED TO PAY INTEREST IN EXCESS OF THE RATE ALLOWED BY THE APPLICABLE STATE LAW OR FEDERAL LAW, IF SUCH FEDERAL LAW PERMITS A GREATER RATE OF INTEREST. THE INTENTION OF THE PARTIES IS TO CONFORM STRICTLY TO THE APPLICABLE USURY LAWS AS NOW OR HEREINAFTER CONSTRUED BY THE COURTS HAVING JURISDICTION.

THE BORROWER, ENDORSERS, SURETIES, GUARANTORS AND ALL PERSONS TO BECOME LIABLE ON THIS NOTE (THE “OBLIGORS”) HEREBY, JOINTLY AND SEVERALLY, WAIVE EXPRESSLY ALL NOTICES OF OVERDUE INSTALLMENT PAYMENTS AND DEMANDS FOR PAYMENT THEREOF, NOTICES OF INTENTION TO ACCELERATE MATURITY, NOTICES OF ACTUAL ACCELERATION OF MATURITY, PRESENTMENT, DEMAND FOR PAYMENT, NOTICES OF DISHONOR, DISHONOR, PROTEST, NOTICES OF PROTEST, AND DILIGENCE IN COLLECTION HEREOF. EACH OBLIGOR AGREES THAT THE LENDER MAY AT ANY TIME, AND FROM TIME TO TIME, UPON REQUEST OF OR BY AGREEMENT WITH ANY OF THEM, RENEW THIS NOTE AND/OR EXTEND THE DATE OF MATURITY HEREOF OR CHANGE AND/OR REARRANGE THE TIME OR METHOD OF PAYMENTS WITHOUT NOTICE TO ANY OF THE OTHER OBLIGORS, WHO SHALL REMAIN LIABLE FOR THE PAYMENT HEREOF. OBLIGORS WAIVE EXPRESSLY THE LATE FILING OF ANY SUIT OR PRECEDING OR CAUSE OF ACTION HEREON, OR ANY DELAY IN THE HANDLING OF ANY COLLATERAL. OBLIGORS AGREE THAT LENDER’S ACCEPTANCE OF PARTIAL OR DELINQUENT PAYMENTS OR FAILURE OF LENDER TO EXERCISE ANY RIGHT OR REMEDY CONTAINED HEREIN OR IN ANY INSTRUMENT GIVEN AS SECURITY FOR THE PAYMENT OF THIS NOTE SHALL NOT BE A WAIVER OF ANY OBLIGATION OF THE OBLIGORS OR CONSTITUTE A WAIVER OF ANY PRIOR OR SUBSEQUENT DEFAULT. THE LENDER MAY REMEDY ANY DEFAULT WITHOUT WAIVING THE DEFAULT REMEDIED AND MAY WAIVE ANY DEFAULT WITHOUT WAIVING ANY OTHER PRIOR OR SUBSEQUENT DEFAULT.

To the extent allowed by law, as security for this Note and all other indebtedness which may at any time be owing by Borrower (and any endorsers and/or guarantors hereof) to Lender, Borrower (and any endorsers and/or guarantors hereof) grants to Lender (i) a security interest and contractual lien in and to all of the Borrower’s (and any such endorser’s and/or guarantor’s ) collateral securing other indebtedness of Borrower (or of any such endorsers and/or guarantors) to Lender, and (ii) a security interest, contractual lien and contractual right of set-off in and to all of the Borrower’s (and any such endorser’s and/or guarantor’s) money, credits, accounts and/or other property including repurchase agreements and other non-depository obligations, now in, or at any time hereafter coming within, the custody or control of Lender, or any member Bank or branch Bank of International BancShares Corporation, whether held in a general or special account or deposit, or for safekeeping or otherwise, excluding however, all IRA, KEOGH and trust accounts upon which the grant of security interest or right of set-off would be prohibited. Every such security interest, lien and right of set-off may be exercised without demand or notice to Borrower (or to any endorsers and/or guarantors hereof). No security interest, lien or right of set-off to enforce such security interest or lien shall be deemed to have been waived by any act or conduct on the part of Lender, or by any failure to exercise such right of set-off or to enforce such security interest or lien, or by any delay in so doing. Every right of set-off security interest shall continue in full force and effect until such right of set-off, security interest or lien is specifically waived or released by an instrument in writing executed by Lender. The foregoing provisions of this paragraph are in addition to and not in lieu of any rights of set-off allowed by law.

To the extent allowed by law, in connection with any transaction between Borrower and Lender at any time in the past, present or future, in the event Borrower, individually or jointly with others, has granted or grants Lender a lien on any real and/or personal property, Borrower agrees that the lien on such real and/or personal property, to the extent of Borrower’s interest therein, shall also secure the indebtedness of Borrower to Lender evidenced by this Note and all renewals, extensions, rearrangements and modifications hereof.

If this Note, or any part hereof, is not paid according to its terms, is placed in the hands of an attorney for collection, or is collected through probate, bankruptcy or other judicial or non-judicial proceedings, whether matured by expiration of time or by the exercise of the option given to the Lender to mature it, Borrower and all parties now or hereafter liable hereon hereby agree to pay an additional amount equal to a reasonable and necessary attorney’s fees and associated costs for collection. Said attorney’s fees and costs of collection, once liquidated and paid by Lender, will bear interest at the rate of interest applied to the matured and past-due principal balance of this Note as such rate may change from time to time from the date advanced by Lender until paid.

Subject to the provisions of this Note pertaining to Swap Transactions as hereinafter set out, Borrower reserves the right to prepay, prior to maturity, all or any part of the principal of this Note without penalty, and interest shall immediately cease on any amount so prepaid. All prepayments shall be applied to the last maturing installments of principal, without interrupting the regular installment payments. Borrower will provide Lender written notice of any prepayment of principal together with such prepayment.

Any assumption, if permitted by Lender, by any other person or persons, partnership, corporation, organization or any other entity without an express written release signed by Lender, shall not release the liability of Borrower or any other Obligors for the payment of this Note.

In the event that the Collateral is sold, conveyed, or otherwise disposed of without the prior written consent of the Lender, the maturity of this Note may, at the option of the Lender, be accelerated and Lender may immediately demand payment of the then outstanding principal sum, together with all accrued and unpaid interest and late charges due thereon.

Borrower shall be obligated to repay only that portion of the principal amount which has actually been advanced and not repaid, and interest shall accrue on the unpaid outstanding principal balance from the date of the advance until paid.

Borrower agrees to provide to Lender, at least on an annual basis, a Financial Statement, a Profit And Loss/Net Income Statement, copies of U.S. Tax Returns, and any other information that may be reasonably requested by Lender.

The parties intend to conform strictly to the applicable federal, state, and local laws as now or hereafter construed by the courts having jurisdiction. All agreements between the parties hereto (or any other party liable with respect to any portion of the indebtedness under this Note or any instrument executed in connection herewith) are hereby limited by the provisions of this paragraph, which shall override and control all such agreements, whether now existing or thereafter arising and whether written or oral. If from a construction of any document related to any agreement between the parties hereto (or any other party liable with respect to any portion of the indebtedness under this Note or any instrument executed in connection herewith ), any term(s) or provision(s) of the document is in conflict with, or in violation of, applicable laws, any such construction shall be subject to the provisions of this paragraph and such document shall be automatically reformed as to comply with applicable law, without the necessity of execution of any amendment or new document.

Financing Statements: At Lender’s request Borrower will promptly sign all other documents, including financing statements and certificates of title, to perfect, protect, and continue Lender’s security interest in the Collateral at the sole cost of Borrower. Borrower hereby authorizes Lender to file a Financing Statement, an Amended Financing Statement and a Continuation Financing Statement (collectively referred to as the “Financing Statement”) describing the Collateral. Where Collateral is in the possession of a third party, Borrower will join with Lender in notifying the third party of Lender’s security interest and obtaining a Control Agreement from the third party that it is holding the Collateral for the benefit of Lender.

In the event any legal action or proceeding, by arbitration or otherwise, is commenced in connection with the enforcement of, or declaration of rights under, this Note and/or any instrument or written agreement required or delivered under, in connection with, or pursuant to the terms of this Note (collectively, the “Loan Documents”), and/or any controversy or claim, whether sounding in contract, tort or statute, legal or equitable, involving in any way the financing or the transaction(s)evidenced by this Note, or any other proposed or actual loan or extension of credit, the prevailing party shall be entitled to recover reasonable and necessary attorney’s fees and paralegal costs (including allocated costs for in-house legal services), costs, expenses, expert witness fees and costs, and other necessary disbursements made in connection with any such action or proceeding, in the amount determined by the fact-finder.

Lender, in its sole discretion and without obligation on Lender to do so, may advance and pay sums on behalf and for the benefit of Borrower for costs necessary for the protection and preservation of the Collateral and other costs that may be appropriate, in Lender’s sole discretion, including but not limited to insurance premiums, ad valorem taxes, and attorney’s fees. Any sums which may be so paid out by Lender and all sums paid for insurance premiums, as aforesaid, including the costs, expenses and attorney’s fees paid in any suit affecting said property when necessary to protect Lender’s lien therein shall bear interest from the dates of such payments at the interest rate applied to the matured and past-due principal balance of this Note and shall be paid by Borrower to Lender upon demand, at the same place at which this Note is payable, and shall be deemed a part of the debt evidenced hereby and recoverable as such in all aspects.

Borrower and Lender hereby expressly acknowledge and agree that in the event of a default under this Note, or under any document executed by Borrower in connection with, or to secure the payment of, this Note (1) Lender shall not be required to comply with Article 6132b-3.05(d) of the Texas Revised Partnership Act or Subsection 152.306 of the Texas Business Organizations Code, if applicable, and (2) Lender shall not be required to proceed against or exhaust the assets of Borrower before pursuing any remedy directly against one or more of the partners of Borrower or the property of such partners.

If Borrower is an entity formed under and/or governed by the Texas Business Organizations Code (“BOC”) the following shall apply: (i) Notice to known claimants under BOC Section 11.052(a)(2) [or any similar statute of Borrower’s domiciliary state if Borrower is not domiciled in the State of Texas] shall not be effective with respect to Lender unless it is delivered by certified mail, return receipt requested and addressed to Dennis E. Nixon, President, at International Bancshares Corporation, P.O. Drawer 1359, Laredo, Texas 78042-1359 within thirty (30) days following the occurrence of the event requiring the winding up of Borrower, (ii) to the extent allowed by applicable law, Borrower agrees that BOC Section 11.359 [or any similar statute of Borrower’s domiciliary state if Borrower is not domiciled in the State of Texas] shall have no force or effect on the existence or validity of the indebtedness evidenced by the Loan Documents and Borrower hereby waives all rights under said statutory provision, and (iii) in the event any portion of the indebtedness evidenced by the Loan Documents shall be deemed to be extinguished pursuant to the provisions of BOC Section 11.359 [or any similar statute of Borrower’s domiciliary state if Borrower is not domiciled in the State of Texas], such extinguishment shall have no effect on the existence, validity, or enforceability of the Loan Documents other than Lender’s ability to obtain a judgment against Borrower for repayment of the extinguished portion of such indebtedness.

Swap Transactions and Swap Related Loss: The term “Swap Transaction”, as used herein, means (i) any transaction effected pursuant to one or more agreements now existing or hereafter entered into between Borrower and Lender and/or any financial institution affiliated with International BancShares Corporation (a “Lender Affiliate”) which is a rate swap, swap option, interest rate option or other financial instrument or interest (including one or more options with respect to any such transaction), (ii) any type of transaction that is similar to any transaction referred to in clause (i) above that is currently, or in the future becomes, recurrently entered into in the financial markets and which is a forward swap, future, option or other derivative on one or more rates, or any combination of the foregoing transactions, or (iii) any transaction that is similar to any transaction referred to in clause (i) or (ii) above except that it is between Lender and/or a Lender Affiliate and any party or entity other than Borrower and is entered into by Lender and/or such Lender Affiliate on account of a corresponding Swap Transaction that is described in clause (i) or (ii) above.

Notwithstanding anything to the contrary contained in this Note or any other Loan Document, during any time that any Swap Transaction is in effect, Borrower shall have no right whatsoever to make any prepayment of all or any part of the principal owing under this Note without Lender’s prior written approval, which Lender may grant or withhold in Lender’s sole and absolute discretion,

For purposes hereof, “prepayment” shall mean any instance wherein the principal under this Note is satisfied in full or in part in advance and/or in excess of scheduled installments in any manner prior to the Final Maturity Date, whether voluntarily or involuntarily. Prepayment shall include, but not be limited to: (i) payment upon or following acceleration of the maturity of this Note by Lender pursuant to any applicable provision of this Note or any of the other Loan Documents, (ii) any payment of principal made prior to the Final Maturity Date pursuant to any demand provisions of this Note, (iii) application of insurance or condemnation proceeds to discharge all or any portion of the outstanding principal of this Note, (iv) payment of principal to Lender by any holder of a subordinate or superior interest in the Collateral, or (v) any payment of principal after the Final Maturity Date is accelerated for any reason permitted hereunder or under any of the other Loan Documents, including, without limitation, any acceleration of the Final Maturity Date resulting from any sale or transfer of the Collateral pursuant to foreclosure, sale under power of sale, judicial order or trustee’s sale under the Loan Documents; any payment of principal by sale, transfer or offsetting credit in connection with or under any bankruptcy, insolvency, reorganization, assignment for the benefit of creditors, or receivership proceedings under any statute of the United States or any State thereof involving Borrower and/or the Collateral

In the event of any prepayment during any time that any Swap Transaction is in effect, whether or not approved by Lender, Borrower shall be obligated to pay to Lender upon demand, in addition to all other amounts due and payable to Lender under the Loan Documents at the time of such prepayment, an amount determined by Lender to be the loss, cost and expense incurred by Lender and/or a Lender Affiliate under, related to or arising from such Swap Transaction that is attributable to such prepayment (the “Swap Related Loss”). Lender’s determination of the Swap Related Loss incurred by Lender or a Lender Affiliate shall be conclusive and binding upon Borrower absent manifest error.

ARBITRATION.

BINDING ARBITRATION AGREEMENT

PLEASE READ THIS CAREFULLY. IT AFFECTS YOUR RIGHTS.

BORROWER AND LENDER AGREE TO ARBITRATION AS FOLLOWS (hereinafter referred to as the “Arbitration Provisions”):

I.	Special Provisions and Definitions applicable to both CONSUMER DISPUTES and BUSINESS DISPUTES:

(a)	Informal Resolution of Customer Concerns. Most customer concerns can be resolved quickly and to the customer’s satisfaction by contacting your account officer, branch manager or by calling the Customer Service Department in your region. The region and numbers are:

1.	Laredo	956-722-7611
2.	Austin	512-397-4506
3.	Brownsville	956-547-1000
4.	Commerce Bank	956-724-1616
5.	Corpus Christi	361-888-4000
6.	Eagle Pass	830-773-2313
7.	Houston	713-526-1211
8.	McAllen	956-686-0263
9.	Oklahoma	405-841-2100
10.	Port Lavaca	361-552-9771
11.	San Antonio	210-518-2500
12.	Zapata	956-765-8361

In the unlikely event that your account officer, branch manager or the customer service department is unable to resolve a complaint to your satisfaction or if the Lender has not been able to resolve a dispute it has with you after attempting to do so informally, you and the Lender agree to resolve those disputes through binding arbitration or small claims court instead of in courts of general jurisdiction.

(b)	Sending Notice of Dispute. If either you or the Lender intend to seek arbitration, then you or the Lender must first send to the other by certified mail, return receipt requested, a written Notice of Dispute. The Notice of Dispute to the Lender should be addressed to: Dennis E. Nixon, President, at International Bancshares Corporation, P.O. Drawer 1359, Laredo, Texas 78042-1359 or if by email, ibcchairman@ibc.com. The Notice of Dispute must (a) describe the nature and basis of the claim or dispute; and (b) explain specifically what relief is sought. You may download a copy of the Notice of Dispute at www.ibc.com or you may obtain a copy from your account officer or branch manager.

(c)	If the Dispute is not Informally Resolved. If you and the Lender do not reach an agreement to resolve the claim or dispute within thirty (30) days after the Notice of Dispute is received, you or the Lender may commence a binding arbitration proceeding. During the binding arbitration proceeding, any settlement offers made by you or the Lender shall not be disclosed to the Arbitrator.

(d)	“DISPUTE(S)”. As used herein, the word “DISPUTE(S)” includes any and all controversies or claims between the PARTIES of whatever type or manner, including without limitation, any and all claims arising out of or relating to this Note, compliance with applicable laws and/or regulations, any and all services or products provided by the Lender, any and all past, present and/or future loans, lines of credit, letters of credit, credit facilities or other form of indebtedness and/or agreements involving the PARTIES, any and all transactions between or involving the PARTIES, and/or any and all aspects of any past or present relationship of the PARTIES, whether banking or otherwise, specifically including but not limited to any claim founded in contract, tort, fraud, fraudulent inducement, misrepresentation or otherwise, whether based on statute, regulation, common law or equity.

(e)	“CONSUMER DISPUTE” and “BUSINESS DISPUTE”. As used herein, “CONSUMER DISPUTE” means a DISPUTE relating to an account (including a deposit account), agreement, extension of credit, loan, service or product provided by the Lender that is primarily for personal, family or household purposes. “BUSINESS DISPUTE” means any DISPUTE that is not a CONSUMER DISPUTE.

(f)	“PARTIES” or “PARTY”. As used in these Arbitration Provisions, the term “PARTIES” or “PARTY” means Borrower, Lender , and each and all persons and entities signing this Note or any other agreements between or among any of the PARTIES as part of this transaction. “PARTIES” or “PARTY” shall be broadly construed and include individuals, beneficiaries, partners, limited partners, limited liability members, shareholders, subsidiaries, parent companies, affiliates, officers, directors, employees, heirs, agents and/or representatives of any party to such documents, any other person or entity claiming by or through one of the foregoing and/or any person or beneficiary who receives products or services from the Lender and shall include any other owner and holder of this Note. Throughout these Arbitration Provisions, the term “you” and “your” refer to Borrower, and the term “Arbitrator” refers to the individual arbitrator or panel of arbitrators, as the case may be, before which the DISPUTE is arbitrated.

(g)	BINDING ARBITRATION. The PARTIES agree that any DISPUTE between the PARTIES shall be resolved by mandatory binding arbitration pursuant to these Arbitration Provisions at the election of either PARTY. BY AGREEING TO RESOLVE A DISPUTE IN ARBITRATION, THE PARTIES ARE WAIVING THEIR RIGHT TO A JURY TRIAL OR TO LITIGATE IN COURT (except for matters that may be taken to small claims court for a CONSUMER DISPUTE as provided below).

(h)	CLASS ACTION WAIVER. The PARTIES agree that (i) no arbitration proceeding hereunder whether a CONSUMER DISPUTE or a BUSINESS DISPUTE shall be certified as a class action or proceed as a class action, or on a basis involving claims brought in a purported representative capacity on behalf of the general public, other customers or potential customers or persons similarly situated, and (ii) no arbitration proceeding hereunder shall be consolidated with, or joined in any way with, any other arbitration proceeding. THE PARTIES AGREE TO ARBITRATE A CONSUMER DISPUTE OR BUSINESS DISPUTE ON AN INDIVIDUAL BASIS AND EACH WAIVES THE RIGHT TO PARTICIPATE IN A CLASS ACTION.

(i)	FEDERAL ARBITRATION ACT AND TEXAS LAW. The PARTIES acknowledge that this Note evidences a transaction involving interstate commerce. The Federal Arbitration Act shall govern (i) the interpretation and enforcement of these Arbitration Provisions, and (ii) all arbitration proceedings that take place pursuant to these Arbitration Provisions. THE PARTIES AGREE THAT, EXCEPT AS OTHERWISE EXPRESSLY AGREED TO BY THE PARTIES IN WRITING, OR UNLESS EXPRESSLY PROHIBITED BY LAW, TEXAS SUBSTANTIVE LAW (WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES) WILL APPLY IN ANY BINDING ARBITRATION PROCEEDING OR SMALL CLAIMS COURT ACTION REGARDLESS OF WHO INITIATES THE PROCEEDING, WHERE YOU RESIDE OR WHERE THE DISPUTE AROSE.

II.	Provisions applicable only to a CONSUMER DISPUTE:

(a)	Any and all CONSUMER DISPUTES shall be resolved by arbitration administered by the American Arbitration Association (“AAA”) under the Commercial Arbitration Rules and the Supplemental Procedures for Resolution of Consumer Disputes and Consumer Due Process Protocol (which are incorporated herein for all purposes). It is intended by the PARTIES that these Arbitration Provisions meet and include all fairness standards and principles of the American Arbitration Association’s Consumer Due Process Protocol and due process in predispute arbitration. If a CONSUMER DISPUTE is for a claim of actual damages above $250,000 it shall be administered by the AAA before three neutral arbitrators at the request of any PARTY.

(b)	Instead of proceeding in arbitration, any PARTY hereto may pursue its claim in your local small claims court, if the CONSUMER DISPUTE meets the small claims court’s jurisdictional limits. If the small claims court option is chosen, the PARTY pursuing the claim must contact the small claims court directly. The PARTIES agree that the class action waiver provision also applies to any CONSUMER DISPUTE brought in small claims court.

(c)	For any claim for actual damages that does not exceed $2,500, the Lender will pay all arbitration fees and costs provided you submitted a Notice of Dispute with regard to the CONSUMER DISPUTE prior to initiation of arbitration. For any claim for actual damages that does not exceed $5,000, the Lender also agrees to pay your reasonable attorney’s fees and reasonable expenses your attorney charges you in connection with the arbitration (even if the Arbitrator does not award those to you) plus an additional $2,500 if you obtain a favorable arbitration award for your actual damages which is greater than any written settlement offer for your actual damages made by the Lender to you prior to the selection of the Arbitrator.

(d)	Under the AAA’s Supplemental Procedures for Consumer Disputes, if your claim for actual damages does not exceed $10,000, you shall only be responsible for paying up to a maximum of $125 in arbitration fees and costs. If your claim for actual damages exceeds $10,000 but does not exceed $75,000, you shall only be responsible for paying up to a maximum of $375 in arbitration fees and costs. For any claim for actual damages that does not exceed $75,000, the Lender will pay all other arbitrator’s fees and costs imposed by the administrator of the arbitration. With regard to a CONSUMER DISPUTE for a claim of actual damages that exceeds $75,000, or if the claim is a non-monetary claim, the Lender agrees to pay all arbitration fees and costs you would otherwise be responsible for that exceed $1,000. The fees and costs stated above are subject to any amendments to the fee and cost schedules of the AAA. The fee and cost schedule in effect at the time you submit your claim shall apply. The AAA rules also permit you to request a waiver or deferral of the administrative fees and costs of arbitration if paying them would cause you financial hardship.

(e)	Although under some laws, the Lender may have a right to an award of attorney’s fees and expenses if it prevails in arbitration, the Lender agrees that it will not seek such an award in a binding arbitration proceeding with regard to a CONSUMER DISPUTE for a claim of actual damages that does not exceed $75,000.

(f)	To request information on how to submit an arbitration claim, or to request a copy of the AAA rules or fee schedule, you may contact the AAA at 1-800-778-7879 (toll free) or at www.adr.org.

III.	Provisions applicable only to a BUSINESS DISPUTE:

(a)	Any and all BUSINESS DISPUTES between the PARTIES shall be resolved by arbitration in accordance with the Commercial Arbitration Rules of the AAA in effect at the time of filing, as modified by, and subject to, these Arbitration Provisions. A BUSINESS DISPUTE for a claim of actual damages that exceeds $250,000 shall be administered by AAA before at least three (3) neutral arbitrators at the request of any PARTY. In the event the aggregate of all affirmative claims asserted exceeds $500,000, exclusive of interest and attorney’s fees, or upon the written request of any PARTY, the arbitration shall be conducted under the AAA Procedures for Large, Complex Commercial Disputes. If the payment of arbitration fees and costs will cause you extreme financial hardship you may request that AAA defer or reduce the administrative fees or request the Lender to cover some of the arbitration fees and costs that would be your responsibility.

(b)	The PARTIES shall have the right to (i) invoke self-help remedies (such as setoff, notification of account debtors, seizure and/or foreclosure of collateral, and nonjudicial sale of personal property and real property collateral) before, during or after any arbitration, and/or (ii) request ancillary or provisional judicial remedies (such as garnishment, attachment, specific performance, receiver, injunction or restraining order, and sequestration) before or after the commencement of any arbitration proceeding (individually, and not on behalf of a class). The PARTIES need not await the outcome of the arbitration proceeding before using self-help remedies. Use of self-help or ancillary and/or provisional judicial remedies shall not operate as a waiver of either PARTY’s right to compel arbitration. Any ancillary or provisional judicial remedy which would be available from a court at law shall be available from the Arbitrator. The PARTIES agree that the AAA Optional Rules for Emergency Measures of Protection shall apply in an arbitration proceeding where emergency interim relief is requested.

(c)	Except to the extent the recovery of any type or types of damages or penalties may not by waived under applicable law, the Arbitrator shall not have the authority to award either PARTY (i) punitive, exemplary, special or indirect damages, (ii) statutory multiple damages, or (iii) penalties, statutory or otherwise.

(d)	The Arbitrator may award attorney’s fees and costs including the fees, costs and expenses of arbitration and of the Arbitrator as the Arbitrator deems appropriate to the prevailing PARTY. The Arbitrator shall retain jurisdiction over questions of attorney’s fees for fourteen (14) days after entry of the decision.

IV.	General provisions applicable to both CONSUMER DISPUTES and BUSINESS DISPUTES:

(a)	The Arbitrator is bound by the terms of these Arbitration Provisions. The Arbitrator shall have exclusive authority to resolve any DISPUTES relating to the scope or enforceability of these Arbitration Provisions, including (i) all arbitrability questions, and (ii) any claim that all or a part of these Arbitration Provisions are void or voidable (including any claims that they are unconscionable in whole or in part).

(b)	These Arbitration Provisions shall survive any modification, renewal, extension, repayment (whether partial or full), or discharge (whether partial or full) of this Note, unless all of the PARTIES otherwise expressly agree in writing.

(c)

If a PARTY initiates legal proceedings, the failure of the initiating PARTY to request arbitration pursuant to these Arbitration Provisions within 180 days after the filing of the lawsuit shall be deemed a waiver of the initiating PARTY’S right to compel arbitration with respect to the claims asserted in the litigation. The failure of the defending PARTY in such litigation to request arbitration pursuant to these Arbitration Provisions within 180 days after the defending PARTY’S receipt of service of judicial process, shall be deemed a waiver of the right of the defending PARTY to compel arbitration with respect to the claims asserted in the litigation. If a counterclaim, cross-claim or third party action is filed and properly served on a PARTY in connection with such litigation, the failure of such PARTY to request arbitration pursuant to these Arbitration Provisions within ninety (90) days after such PARTY’S receipt of service of the counterclaim, cross-claim or third party claim shall be deemed a waiver of such PARTY’S right to compel arbitration with respect to the claims asserted therein. The issue of waiver pursuant to these Arbitration Provisions is an arbitrable dispute. Active participation in any pending litigation described above by a PARTY shall not in any event be deemed a waiver of such PARTY’S right to compel arbitration. All discovery obtained in the pending litigation may be used in any subsequent arbitration proceeding.

(d)	Any PARTY seeking to arbitrate shall serve a written notice of intent to any and all opposing PARTIES after a DISPUTE has arisen. The PARTIES agree a timely written notice of intent to arbitrate by either PARTY pursuant to these Arbitration Provisions shall stay and/or abate any and all action in a trial court, save and except a hearing on a motion to compel arbitration and/or the entry of an order compelling arbitration and staying and/or abating the litigation pending the filing of the final award of the Arbitrator.

(e)	Any Arbitrator selected shall be knowledgeable in the subject matter of the DISPUTE and be licensed to practice law.

(f)	For a one (1) member arbitration panel, the PARTIES are limited to an equal number of strikes in selecting the arbitrator from the AAA neutral list, such that at least one arbitrator remains after the PARTIES exercise all of their respective strikes. For a three (3) member arbitration panel, the PARTIES are limited to an equal number of strikes in selecting the arbitrators from the AAA neutral list, such that at least three arbitrators remain after the PARTIES exercise all of their respective strikes. After exercising all of their allotted respective strikes, the PARTIES shall rank those potential arbitrators remaining numerically in order of preference (with “1” designating the most preferred). The AAA shall review the PARTIES rankings and assign a score to each potential arbitrator by adding together the ranking given to such potential arbitrator by each PARTY. The arbitrator(s) with the lowest score total(s) will be selected. In the event of a tie or ties for lowest score total and if the selection of both or all of such potential arbitrators is not possible due to the required panel size, the AAA shall select the arbitrator(s) it believes to be best qualified.

(g)	The PARTIES and the Arbitrator shall treat all aspects of the arbitration proceedings, including, without limitation, any documents exchanged, testimony and other evidence, briefs and the award, as strictly confidential; provided, however, that a written award or order from the Arbitrator may be filed with any court having jurisdiction to confirm and/or enforce such award or order.

(h)	Any statute of limitation which would otherwise be applicable shall apply to any claim asserted in any arbitration proceeding under these Arbitration Provisions, and the commencement of any arbitration proceeding tolls such statute of limitations.

(i)	If the AAA is unable for any reason to provide arbitration services, then the PARTIES agree to select another arbitration service provider that has the ability to arbitrate the DISPUTE pursuant to and consistent with these Arbitration Provisions. If the PARTIES are unable to agree on another arbitration service provider, any PARTY may petition a court of competent jurisdiction to appoint an Arbitrator to administer the arbitration proceeding pursuant to and consistent with these Arbitration Provisions.

(j)	The award of the Arbitrator shall be final and Judgment upon any such award may be entered in any court of competent jurisdiction. The arbitration award shall be in the form of a written reasoned decision and shall be based on and consistent with applicable law.

(k)	Unless the PARTIES mutually agree to hold the binding arbitration proceeding elsewhere, venue of any arbitration proceeding under these Arbitration Provisions shall be in the county and state where Lender is located, which is Lender’s address set out in the first paragraph on page 1 hereof.

(I)	If any of these Arbitration Provisions are held to be invalid or unenforceable, the remaining provisions shall be enforced without regard to the invalid or unenforceable term or provision.

JURY WAIVER: IF A DISPUTE BETWEEN YOU AND LENDER PROCEEDS IN COURT RATHER THAN THROUGH MANDATORY BINDING ARBITRATION, THEN YOU AND LENDER BOTH WAIVE THE RIGHT TO A JURY TRIAL, AND SUCH DISPUTE WILL BE TRIED BEFORE A JUDGE ONLY.

THE TERM LENDER INCLUDES ANY OTHER OWNER AND HOLDER OF THIS NOTE AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS. THIS NOTE IS GOVERNED BY OKLAHOMA LAW, EXCEPT TO THE EXTENT THE USURY LAWS OF THE STATE OF OKLAHOMA ARE PRE-EMPTED BY FEDERAL LAW, IN WHICH CASE SUCH FEDERAL LAW SHALL APPLY. VENUE OF ALL ACTIONS ON THIS NOTE, SHALL LIE IN OKLAHOMA COUNTY, OKLAHOMA, AND ALL OBLIGATIONS REQUIRED HEREIN ARE PERFORMABLE IN OKLAHOMA COUNTY, OKLAHOMA.

This Note has been accepted by Lender in the State where Lender is located as set forth in the first paragraph of page 1 hereof.

Please notify us if we report any inaccurate information about your account(s) to a consumer reporting agency. Your written notice describing the specific inaccuracy(ies) should be sent to us at the following address: International Bank of Commerce, 3817 NW Expressway, Suite 100, Oklahoma City, Oklahoma 73112, ATTN: William P. Schonacher.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

BORROWER ACKNOWLEDGES EXECUTION OF THIS NOTE, AND HAVING READ AND UNDERSTOOD ALL OF ITS PROVISIONS, BORROWER AGREES TO ITS TERMS.

NO ORAL AGREEMENTS

THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

BORROWER(S):

Greystone Logistics, Inc.,
An Oklahoma Corporation

By:	/s/ Warren F. Kruger
Name:	Warren F. Kruger
Title:	President

Address:	1613 East 15th
Tulsa, OK 74120

Greystone Manufacturing, L.L.C.
An Oklahoma Limited Liability Company

By:	/s/ Warren F. Kruger
Name:	Warren F. Kruger
Title:	Manager

Address: 1613 East 15th
Tulsa, OK 74120

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